EXHIBIT 5.1
June 30, 2015
Callidus Software Inc.
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Callidus Software Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2015 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to issuance by the Company upon the exercise or settlement of stock options, restricted stock units, restricted stock awards, stock bonus awards and stock appreciation rights granted or to be granted under the Company's 2013 Stock Incentive Plan, as amended to date (the “Plan”). At your request we are providing this letter, to express our opinion on the matters set forth in the numbered paragraphs below.
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto.
In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have also assumed that the certificates representing the Shares, if any, will be, when issued, properly signed by authorized officers of the Company or their agents.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the existing Delaware General Corporation Law. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents by the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company’s Board of Directors or stockholders referenced in this letter or on Exhibit A hereto.
With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.
With respect to our opinion in paragraph (2) below, we have assumed (i) that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded, and (ii) the absence of any future amendments to the Company’s Certificate of Incorporation that would make the Shares assessable.
Based upon, and subject to, the foregoing, it is our opinion that:
(1)    The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and
(2)    The 5,000,000 Shares of Common Stock that may be issued and sold by the Company upon the exercise or settlement of stock options, restricted stock units, restricted stock awards, stock bonus awards and stock appreciation rights granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and the Plan Agreements entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
/s/ Fenwick & West LLP

EXHIBIT A

 to Legal Opinion Regarding S-8 Registration Statement of
Callidus Software Inc. (the “Company”)

Certain Reviewed Documents
Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached.

(1)
Copies of (i) the Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 20, 2003 and certified by the Delaware Secretary of State on November 20, 2003 incorporated by reference as Exhibit 4.1 to the Registration Statement, and (ii) the Company’s Second Amended and Restated Bylaws, which have been certified to us by the Company to be currently in effect and unmodified as of the date hereof incorporated by reference as Exhibit 4.2 to the Registration Statement (collectively, the “Charter Documents”).

(2)	The Registration Statement.

(3)	The prospectus prepared for use pursuant to the Registration Statement (the “Prospectus”).

(4)	An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

(5)	A certificate from the Company’s transfer agent, verifying the number of the Company’s authorized, issued and outstanding shares of capital stock as of June 29, 2015.

(6)
A report by the Company, set forth in the Opinion Certificate, of (i) the issued and outstanding options, warrants and rights to purchase or otherwise acquire from the Company capital stock of the Company as of June 29, 2015, and (ii) any additional shares of capital stock reserved for future issuance in connection with the Plan and all other plans, agreements or rights to acquire capital stock of the Company as of June 29, 2015.

(7)
A Certificate of Good Standing dated June 30, 2015 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Certificate of Good Standing”).

(8)
The Plan and the forms of agreements used by the Company under the Plan that will govern the Company’s issuance of Shares, copies of which are incorporated by reference as Exhibit 4.4 or filed as Exhibit 4.5 to the Registration Statement (the “Plan Agreements”).

(9)
Copies of corporate proceedings of the Company’s Board of Directors (the “Board”) and stockholders relating to approval of the Charter Documents, the Plan, the Plan Agreements, the filing of the Registration Statement, the reservation of the Shares for sale and issuance, and the sale and issuance of the shares, pursuant to the Plan.